                                                                    EXHIBIT 99.1

Exhibit 27.1

                                  GO2NET, INC.

             INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
AUDITED SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

Report of Ernst & Young LLP, Independent Auditors ......................   F-2

Supplemental Consolidated Balance Sheets as of
September 30,  1996 and 1997 ...........................................   F-3

Supplemental Consolidated Statements of Operations for
the period from inception to September 30, 1995, and the
years ended September 30, 1996 and 1997 ................................   F-4

Supplemental Consolidated Statements of Shareholders'
Equity (Net Capital Deficiency) for the period from
inception to September 30, 1995, and the years ended
September 30, 1996 and 1997 ............................................   F-5

Supplemental Consolidated Statements of Cash Flows for
the period ended September 30, 1995, and the years ended
September 30, 1996 and 1997 ............................................   F-6

Notes to Supplemental Consolidated Financial Statements ................   F-7

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
go2net, Inc.

We have audited the accompanying supplemental consolidated balance sheets of go2net,Inc. (formed as a result of the consolidation of go2net Inc. and Silicon Investor, Inc.) as of September 30, 1996 and 1997 and the related supplemental consolidated statements of operations, and cash flows for the years then ended and for the period from inception (April 27, 1995) through September 30, 1995. The supplemental consolidated financial statements give retroactive effect to the merger of go2net, Inc. and Silicon Investor, Inc. on June 23, 1998, which has been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental consolidated financial statements are the responsibility of the management of go2net, Inc. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of go2net, Inc. at September 30, 1996 and 1997, and the consolidated results of its operations and its cash flows for the years then ended and for the period from inception (April 27, 1995) through September 30, 1995, after giving retroactive effect to the merger of Silicon Investor, Inc. as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.


Seattle, Washington                                           Ernst & Young LLP
October 23, 1997, except for paragraphs
2 and 3 of Note 1 and Note 8, as to which the date is June 23, 1998

                                  GO2NET, INC.

                                 BALANCE SHEETS

 SEPTEMBER 30,     SEPTEMBER 30,
                                                                             1997              1996
                                                                         ----------         ----------

ASSETS

Current assets:
  Cash and cash equivalents .........................................    $10,926,781        $1,206,824
  Receivables .......................................................         99,031                 -
  Prepaid expenses and other assets .................................        145,114             8,216
                                                                         -----------        ----------
          Total current assets ......................................     11,170,926         1,215,040

Property and equipment, net .........................................        621,986           271,386
Intangibles .........................................................        688,107                 -
Deposits ............................................................        307,365                 -
Other assets ........................................................         22,681            14,225
                                                                         -----------        ----------
          Total assets ..............................................    $12,811,065        $1,500,651
                                                                         ===========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses ............................    $   151,920        $   69,294
   Notes payable to stockholders ....................................        130,081
   Short term debt ..................................................         34,580           333,421
   Deferred revenue .................................................         20,637                 -
                                                                         -----------        ----------
          Total current liabilities .................................        337,218           402,715


Stockholders' equity:
   9% Cumulative Redeemable Convertible Preferred Stock,
    $1.00 par value, authorized 1,000,000 shares; no
    shares at September 30, 1997 and 927,500 shares at
    September 30, 1996 outstanding ..................................              -         1,505,000
   Common stock, $0.01 par value, authorized 9,000,000
    shares; 5,739,110 shares at September 30, 1997
    and 2,851,797 shares at September 30, 1996 outstanding ..........     14,741,986           184,828
   Less 9% Cumulative Redeemable Convertible Preferred
    Stock Subscriptions receivable ..................................              -           (80,000)
   Accumulated deficit ..............................................     (2,268,139)         (511,892)
                                                                         -----------        ----------

          Total stockholders' equity ................................     12,473,847         1,097,936
                                                                         -----------        ----------

          Total liabilities and stockholders' equity ................    $12,811,065        $1,500,651
                                                                         ===========        ==========



                             See accompanying notes.

                                  GO2NET, INC.

                            STATEMENTS OF OPERATIONS

                                                                                           PERIOD FROM INCEPTION
                                                      YEAR ENDED         YEAR ENDED           (APRIL 27, 1995)
                                                     SEPTEMBER 30,      SEPTEMBER 30,      THROUGH SEPTEMBER 30,
                                                         1997               1996                   1995
                                                     -------------      -------------      ---------------------

Revenue ...........................................   $   528,595        $    8,000              $      -
Cost of revenue ...................................       228,597             7,000                     -
                                                      -----------        ----------              --------
          Gross profit ............................       299,998             1,000                     -


Operating expenses:
  Advertising and marketing .......................   $   102,042        $   14,255              $      -
  Product development .............................       612,923           163,408                 3,818
  General and administrative ......................     1,602,791           329,594                13,635
                                                      -----------        ----------              --------
          Total operating expenses ................     2,317,756           507,257                17,453
                                                      -----------        ----------              --------


Loss from operations ..............................    (2,017,758)         (506,257)              (17,453)

Interest income, net ..............................       261,511            11,818                     -
                                                      -----------        ----------              --------

Net loss ..........................................   $(1,756,247)       $ (494,439)             $(17,453)
                                                      ===========        ==========              ========

Net loss per share ................................   $     (0.53)       $    (0.26)             $(145.44)

Shares used in computing basic and diluted
  net loss per share ..............................     3,285,693         1,912,588                   120








                             See accompanying notes.

                                  GO2NET, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

        PERIOD FROM INCEPTION (APRIL 27, 1995) THROUGH SEPTEMBER 30, 1995
                   AND YEARS ENDED SEPTEMBER 30, 1996 AND 1997

                                CUMULATIVE REDEEMABLE
                                CONVERTIBLE PREFERRED          COMMON STOCK            SUBSCRIPTION                     TOTAL
                                --------------------------------------------------        NOTES       ACCUMULATED    STOCKHOLDERS'
                                 SHARES       AMOUNT       SHARES         AMOUNT        RECEIVABLE      DEFICIT         EQUITY
                                --------   -----------    ---------    -----------     ------------   -----------    -------------
Issuance of common
  stock by acquired ........           -             -          120    $        10              -     $   (17,453)    $   (17,443)
  company for cash

Capital contribution by
  founders of acquired
  company ..................           -             -            -         58,626              -               -          58,626
                                --------   -----------    ---------    -----------        -------     -----------     -----------
Balance at September 30,
  1995 .....................           -             -          120         58,636              -         (17,453)         41,183

Cash received for
  common stock
  sold to founders .........           -             -    1,390,000         13,900              -               -          13,900

Issuance of common
  stock at no cost .........           -             -      229,100              -              -               -               -

Sale of preferred stock ....     927,500   $ 1,505,000            -              -        (80,000)              -       1,425,000

Ten thousand-for-one
  stock split by acquired
  company ..................           -             -    1,195,596              -                              -               -

Issuance of common
  stock by acquired
  company for cash .........           -             -       36,981         30,928                              -          30,928

Capital contribution by
  founders of acquired
  company ..................           -             -            -         81,364                              -          81,364

Net loss for the year
  ended  September 30,
  1996 .....................           -             -            -              -              -        (494,439)       (494,439)
                                --------   -----------    ---------    -----------        -------     -----------     -----------

Balance at September 30,
  1996 .....................     927,500     1,505,000    2,851,797        184,828        (80,000)       (511,892)      1,097,936

Payment of note
  receivable ...............           -             -            -              -         80,000               -          80,000

Issuance of common
  stock at no cost .........           -             -       35,500              -              -               -               -

Conversion of preferred
  stock ....................    (927,500)   (1,505,000)     927,500      1,505,000              -               -               -

Sale of common stock .......           -             -       75,000        150,000        150,000

Repurchase of common
  stock ....................           -             -      (13,550)          (556)             -               -            (556)

Issuance of common
  stock for services
  rendered .................           -             -        5,000         28,000              -               -          28,000

Issuance of common
  stock, net of  related
  expenses of $1,930,788 ...           -             -    1,840,000     12,789,212              -               -      12,789,212

Common stock issued
  in connection with
  acquisition of
  license ..................           -             -       16,667         85,002              -               -          85,002

Exercise of stock
  options in acquired
  company ..................           -             -        1,196            500              -               -             500

Net Loss for the year
  ended September 30,
  1997 .....................           -             -            -              -              -      (1,756,247)     (1,756,247)
                                --------   -----------    ---------    -----------        -------     -----------     -----------

Balance at September
  30, 1997 .................           -             -    5,739,110    $14,741,986              -     $(2,268,139)    $12,473,847
                                ========   ===========    =========    ===========        =======     ===========     ===========


                             See accompanying notes.

                                  GO2NET, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                                        PERIOD FROM INCEPTION
                                                                                                           (APRIL 27, 1995)
                                                                    YEAR ENDED            YEAR ENDED           THROUGH
                                                                   SEPTEMBER 30,         SEPTEMBER 30,       SEPTEMBER 30,
                                                                       1997                  1996                1995
                                                                   -------------         -------------  ---------------------

Operating activities:
  Net loss ....................................................     $(1,756,247)          $ (494,439)          $(17,453)

Adjustments to reconcile net loss to net cash used in
operating activities:
      Depreciation and amortization ...........................         183,263               32,911              3,419
      Stock compensation ......................................          28,000                    -                  -
      Loss on sale of equipment ...............................           5,080                    -                  -

   Changes in assets and liabilities:
      Prepaid expenses and other assets .......................        (136,898)              (8,216)                 -
      Receivables .............................................         (99,031)                   -                  -
      Other assets ............................................         (10,781)             (14,359)                 -
      Deposits ................................................        (309,915)                   -             (1,270)
      Deferred revenue ........................................          20,637                    -                  -
      Accounts payable and accrued expenses ...................          82,626               69,294                  -
                                                                    -----------           ----------           --------

Net cash used in operating activities .........................      (1,993,266)            (414,809)           (15,304)

Investing activities:
      Acquisition of property and equipment ...................        (481,463)            (262,978)           (43,332)
      Proceeds from sale of property and equipment ............           5,494                    -                  -
      Acquisition of Intangibles ..............................        (661,204)                   -                  -
                                                                    -----------           ----------           --------

Net cash used in investing activities .........................      (1,137,173)            (262,978)           (43,332)

Financing activities:
      Proceeds from issuance of common stock, net .............      12,939,712               44,828                 10
      Repurchase of common stock ..............................            (556)                   -                  -
      Capital contribution by stockholder .....................               -               81,364             58,626
      Proceeds from stockholder notes .........................               -               72,543                  -
      Payment on stockholder notes ............................               -              (89,151)                 -
      Borrowing on line of credit .............................         500,000                    -                  -
      Payment on line of credit ...............................        (500,000)                   -                  -
      Short term borrowing ....................................         223,041              350,027                  -
      Payment on short term borrowing .........................        (391,801)                   -                  -
      Proceeds from issuance of preferred stock ...............               -            1,425,000                  -
      Proceeds from note receivable ...........................          80,000                    -                  -
                                                                    -----------           ----------           --------

Net cash provided by financing activities .....................      12,850,396            1,884,611             58,636
                                                                    -----------           ----------           --------

Increase in cash and cash equivalents .........................       9,719,957            1,206,824                  -

Cash and cash equivalents at beginning of
  period ......................................................       1,206,824                    -                  -
                                                                    -----------           ----------           --------

Cash and cash equivalents at end of period ....................     $10,926,781           $1,206,824           $      -
                                                                    ===========           ==========           ========

Supplemental cashflow disclosure:
Cash paid for interest: .......................................     $    11,692           $    2,204           $      -






                             See accompanying notes.

                                  go2net, Inc.
             Notes to Supplemental Consolidated Financial Statements


1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

go2net, Inc. ("The Company") (http://www.go2net.com) offers a network of technology and community-driven Web sites focused on the following categories: personal finance, search, commerce, and games. The Company also develops Web-related software. go2net's properties include: Silicon Investor (http://www.techstocks.com), the Web's largest financial discussion site; StockSite (http://www.stocksite.com), which offers proprietary articles, portfolio tracking tools, company research and news relating to business and finance; MetaCrawler (http://www.metacrawler.com), a search/index guide that combines various existing search/index guides into one service (a "metasearch engine"); Hypermart (http://www.hypermart.net), the Web's leading provider of free business hosting services; WebMarket (http://www.webmarket.com), a one-stop comparison shopping service; and PlaySite (http://www.playsite.com), a Java-based multiplayer online games site.

BASIS OF PRESENTATION

On June 23, 1998, pursuant to an Agreement and Plan of Merger, dated as of April 22, 1998, by and among the Company, Silicon Acquisition Corp., Silicon Investor, Inc. ("SI") and certain shareholders of SI the Company acquired all of the outstanding capital stock of SI. SI (URL: http://www.techstocks.com) operates a site on the Web focused on personal finance.

The Company issued 1,238,043 shares of common stock and assumed all outstanding options in connection with the acquisition of SI. This transaction was accounted for as a pooling of interests. These supplemental consolidated financial statements notes have been prepared to reflect the restatement of all periods presented to include the accounts of SI. The historical results of the pooled entities reflect each of their actual operating cost structures and, as a result, do not necessarily reflect the cost structure of the newly combined entity. These supplemental consolidated financial statements will become the historical financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

                                  go2net, Inc.
       Notes to Supplemental Consolidated Financial Statements (continued)


INTANGIBLE ASSETS

Intangible assets represent license fees associated with technology sublicenses and acquisitions and are recorded at cost. Amortization of intangibles is recorded using the straight-line method over the useful lives. The recoverability of carrying values of intangible assets is evaluated on a recurring basis. For the period ended September 30, 1997, there were no adjustments to the carrying values of intangible assets resulting from these evaluations.

CONCENTRATION OF CREDIT RISK

Financial instruments potentially subjecting the Company to concentration of credit risk consist primarily of cash equivalents with one financial institution. Management believes the financial risks associated with such deposits are minimal.

USE OF ESTIMATES

The Company's management has made a number of estimates and assumptions relating to the reporting of assets, liabilities, and expenses to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company derives its revenue from the sale of advertisements on short-term contracts and barter transactions. Advertising revenues are recognized ratably over the period in which the advertisements are displayed. Deferred revenues result from billings in excess of recognized revenue relating to contracts. Barter transactions are recorded at the lower of the estimated fair value of advertisements received or the estimated fair value of the advertisements given. Barter revenue and the related advertising is recorded based on impressions delivered and received with the difference recorded as an advance or prepaid. As of September 30, 1997 and 1996, respectively, the Company did not have any advances or prepaids related to barter agreements. For the year ended September 30, 1997, the Company recognized revenues of $163,390 from barter transactions. The company did not recognize any revenues from barter transactions for the year ended September 30, 1996 and the period from inception to September 30, 1995.

ADVERTISING AND MARKETING EXPENSE

The Company expenses costs associated with advertising and marketing as they are incurred.

NET LOSS PER SHARE

In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share. Statement No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been restated to conform to the requirements of Statement No. 128. The Company has excluded all convertible preferred stock, warrants and employee stock options from the computation of basic and diluted earnings per share because all such securities are anti-dilutive for all periods presented. The computation of basic and go2net, Inc.
       Notes to Supplemental Consolidated Financial Statements (continued)


diluted earnings per share is set forth in the statement of operations.

STOCK-BASED COMPENSATION

The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company has elected to adopt the disclosure only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation", and accordingly accounts for stock options grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, the Company recognizes no compensation expense for its stock option grants.

NEW ACCOUNTING PRONOUNCEMENTS

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of income and its components (revenue, expenses, gains, and losses) in a full set of general-purpose financial statements. The adoption of this new accounting standard is not expected to have a material effect on the reported net loss per share of the Company.

In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which changes the way public companies report information about operating segments. SFAS No. 131, which is based on the management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenue. The adoption of this new accounting standard is not expected to have a material effect on the reported net loss per share of the Company.

RECLASSIFICATIONS

Certain prior years' balances have been reclassified to conform to the current year presentation.

2.  BALANCE SHEET COMPONENTS

CASH AND CASH EQUIVALENTS

The carrying value of cash and cash equivalents consisted of:


                                                      SEPTEMBER 30,      SEPTEMBER 30,
                                                          1997               1996
                                                      ------------       ------------

         Cash .....................................    $   120,915        $  366,436
         Money market and time deposit balances ...     10,805,866           840,388
                                                       -----------        ----------
         Cash and cash equivalents ................    $10,926,781        $1,206,824
                                                       ===========        ==========


The carrying value of the Company's cash equivalents approximate their fair values based on quoted market prices.

                                  go2net, Inc.
       Notes to Supplemental Consolidated Financial Statements (continued)



PROPERTY AND EQUIPMENT

A summary of property and equipment follows:

                                                   SEPTEMBER 30,    SEPTEMBER 30,
                                                      1997              1996
                                                   ------------     ------------

         Computer equipment .....................   $ 718,034         $266,807
         Office equipment .......................      25,100           30,484
         Leasehold improvements .................      27,540            7,221
         Other ..................................        --              1,800
                                                    ---------         --------
                                                      770,674          306,312
         Less accumulated depreciation ..........    (148,688)         (34,926)
                                                    ---------         --------
                                                    $ 621,986         $271,386
                                                    =========         ========

Depreciation expense was $125,164 and $32,911 and $3,419 for the periods ended September 30, 1997, 1996 and 1995, respectively.

Intangibles

Capitalized license fees were $746,206 and $0 at September 30, 1997 and 1996, respectively. Amortization of intangibles amounted to $58,099 and $0 for 1997 and 1996. Accumulated amortization at September 30, 1997 and 1996 was $58,099 and $0, respectively.

Other Assets

Trademarks and other intangibles are included with "Other Assets" and are being amortized over a useful life of three years. Trademarks and other intangibles were $25,140 and $12,601 as of September 30, 1997 and 1996, respectively. Amortization of trademarks and other intangibles amounted to $4,875 and $1,404 for 1997 and 1996. Accumulated amortization at September 30, 1997 and 1996 was $6,279 and $1,404, respectively.

3.  INCOME TAXES

As of September 30, 1997 and September 30, 1996, the Company had approximately $2,258,754 and $472,498, respectively, of net operating loss carryforwards for federal income tax purposes, which expire beginning in 2011. Utilization of the Company's net operating loss carry forwards may be subject to annual limitations if there is deemed to be a change in control (Section 382).

The tax effects of temporary differences that give rise to significant portions of deferred tax assets are presented below:

                                  go2net, Inc.
       Notes to Supplemental Consolidated Financial Statements (continued)


                                                 SEPTEMBER 30,       SEPTEMBER 30,
                                                     1997                1996
                                                 ------------        ------------

         Depreciation and amortization ..........  $  (7,606)         $ (8,006)
         Net operating losses ...................    767,976           160,649
         Accruals, reserves and other ...........         --            12,540
                                                   ---------          --------
                                                     760,370           165,183
         Less valuation allowance ...............   (760,370)         (165,183)
                                                   ---------          --------
                                                   $       0          $      0
                                                   =========          ========


4.  STOCKHOLDERS' EQUITY

9% Cumulative Convertible Redeemable Preferred Stock

In November 1996, the holders of all outstanding shares of Preferred Stock converted their Preferred Stock into 927,500 shares of common stock.

Common Stock

The Company issued 35,500 and 229,100 shares to employees and independent contractors in 1997 and 1996, respectively. The Company has the right, at any time after termination of such employees' and independent contractors' employment or service, to repurchase certain common shares at the price per share paid by the employee or independent contractor. The Company's right to repurchase lapses with respect to the shares held by the employees and independent contractors over varying periods of time but generally within three years of the purchase or issuance date. There were 108,875 shares of common stock subject to repurchase by the Company at September 30, 1997.

During the year ended September 30, 1997, sold 75,000 shares of common stock for $2.00 per share to a member of its Board of Directors.

In 1997, the Company issued 5,000 shares to an employee with a fair market value of $5.60 per share. Compensation expense of $28,000 was recorded during the year ended September 30, 1997 associated with this issuance.

In April 1997, the Company completed its initial public offering and issued 1,600,000 shares of its common stock to the public at a price of $8.00 per share. In May 1997, pursuant to the exercise of an over-allotment option granted to the underwriters of the Company's initial public offering, the Company issued an additional 240,000 shares of its common stock at a price of $8.00 per share. The Company received approximately $12.8 million of cash, net of underwriting discounts, commissions and other offering costs.

                                  go2net, Inc.
       Notes to Supplemental Consolidated Financial Statements (continued)


On July 15, 1997, the Company acquired PlaySite, a Java-based multi-user games site, and certain gaming infrastructure technology from Internet Games Corporation for $500,000 in cash and 16,667 shares of the Company's common stock, with a value of $85,002.

5.  LEASES

The Company has a noncancelable lease for its facilities. Rental expense from this and a previous lease that expired in July 1997 amounted to approximately $176,134 for the year ended September 30, 1997 and $48,566 for the year ended September 30, 1996. Rental expense for the period from inception to September 30, 1995 was $6,348.

Future minimum payments under noncancelable operating leases with an initial term of one year or more were as follows at September 30, 1997:



             1998.......................................   $  275,714
             1999.......................................      283,101
             2000.......................................      283,101
             2001.......................................      283,101
             2002.......................................      283,101
             Thereafter.................................      259,509
                                                           ----------
             Total Minimum Lease Payments...............   $1,667,627
                                                           ==========


6.  STOCK OPTION PLAN

In 1996, the Board of Directors adopted a Stock Option Plan under which an aggregate of 750,000 shares of common stock were reserved for grants to employees and members of the Board of Directors and independent contractors. Options granted under this plan may be designated as incentive or nonqualified at the discretion of the Plan Administrator.

The Compensation Committee of the Board of Directors determines the option price for stock options granted under the Stock Option Plan. Incentive stock options may be granted at not less than 100% of the fair market value per share at the date of grant as determined by the Board of Directors or committee thereof, except for incentive options granted to a person owning greater than 10% of the total combined voting power of all classes of the Company's stock, for which the exercise price of the options must be not less than 110% of the fair market value. Stock options exercised, granted and canceled during periods ended September 30, 1997, 1996 and 1995, are as follows:

                                  go2net, Inc.
       Notes to Supplemental Consolidated Financial Statements (continued)


                                                       OPTIONS OUTSTANDING
                                     SHARES          ---------------------------      WEIGHTED
                                    AVAILABLE         NUMBER            PRICE         AVERAGE
                                       FOR              OF               PER          EXERCISE
                                      GRANT           SHARES            SHARE           PRICE
                                    --------         --------         ----------        -----

Options Granted .................         --               --                 --           --
Options Exercised ...............         --               --                 --           --
                                    --------         --------         ----------        -----
Balance at September 30,1995 ....         --               --                 --           --
Initial Shares Authorized .......    750,000
Options Granted .................    (79,500)          79,500         $     8.00        $8.00
Options Exercised ...............         --               --                 --           --
Options Cancelled ...............         --               --                 --           --
                                    --------         --------         ----------        -----
Balance at September ............    670,500           79,500         $     8.00        $8.00
30,1996
Options Granted .................   (600,646)         600,646         $.05-$8.00        $7.55
Options Exercised ...............         --           (1,196)        $      .05        $ .05
Options Cancelled ...............     68,177          (68,177)        $.05-$8.00        $6.27
                                    --------         --------         ----------        -----
Balance at September 30,1997 ....    138,031          610,773         $.05-$8.00        $7.73
                                    ========         ========         ==========        =====


Options considered exercisable as of September 30, 1997 and 1996 were 422,659 and 10,000 at weighted average exercise prices of $6.35 and $8.00 per share, respectively. The weighted average remaining contractual life of the outstanding options at September 30, 1997 and 1996 was 6.43 years and 5.133 years, respectively.

Pro forma information regarding net loss and loss per share required by Statement 123 has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions on the option grant date:


                                                             Years Ended
                                                           ----------------
                                                           1996        1997
                                                           ----        ----

            Average risk-free interest rate                4.92%       6.39%
            Average expected life (in years)               2.37        2.37
            Dividend yield                                    0%          0%
            Expected volatility                            .548        .548


There were no options granted in the period from inception (April 27, 1995) to September 30, 1995.

                                  go2net, Inc.
       Notes to Supplemental Consolidated Financial Statements (continued)


Under 123, if the Company had elected to recognize the compensation cost based upon the fair value of the options granted at the grant date, net loss would have been increased as follows (the estimated fair value of the options is amortized to expense over the options' vesting period.)


                                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                                  1997            1996
                                                              ------------     ------------
             Net loss:
                  As reported.........................        $(1,756,247)      $(494,439)
                  Pro forma...........................        $(2,294,366)      $(539,336)
             Net loss per share:
                  As reported.........................        $      (.53)      $    (.26)
                  Pro forma...........................        $      (.70)      $    (.28)


The Statement 123 pro forma disclosures above are not necessarily indicative of future pro forma disclosures because of the manner in which Statement 123 calculations are phased in over time.

Subsequent to September 30, 1997, the Board of Directors approved an amendment to the Company's 1996 Stock Option Plan to increase the number of shares available for the grant of options thereunder from 750,000 to 1,500,000, which is subject to shareholder approval, and the Company granted options to acquire an additional 218,000 shares of the Company's common stock. Those options generally vest over periods ranging from one to four years. The weighted average exercise price for all such option grants was $7.90 per share.

7.  REVOLVING CREDIT AGREEMENT

On November 20, 1996, the Company entered into a revolving credit agreement with a bank that provides for the Company to borrow up to $750,000 at the bank's prime lending rate (8.5% per annum as of September 30, 1997) and all amounts outstanding under the agreement are due by November 15, 1997. No amounts were outstanding under the line of credit at September 30, 1997.

8.  MERGER

On June 23, 1998, pursuant to an Agreement and Plan of Merger, dated as of April 22, 1998, by and among the Company, Silicon Acquision Corp., Silicon Investor, Inc. ("SI") and certain shareholders of SI, the Company acquired all of the outstanding capital stock of SI. SI (URL: http://www.techstocks.com) operates a site on the Web focused on personal finance.

In connection with the merger, the Company incurred approximately $715,982 in merger-related expenses primarily for legal and other professional fees.

                                  go2net, Inc.
       Notes to Supplemental Consolidated Financial Statements (continued)


         Separate results for the combined entities for the years ended September 30, 1997 and 1996, respectively, are as follows.


                                                SEPTEMBER 30,        SEPTEMBER 30,
                                                   1997                  1996
                                                ------------         ------------

           Revenues:
               go2net                           $    254,389          $      --
               Silicon Investor                      274,206              8,000
                                                ------------          ---------
                                                $    528,595          $   8,000
                                                ============          =========
           Net Income/(Loss):
               go2net                           $(1,718,480)          $(417,758)
               Silicon Investor                     (37,767)            (76,681)
                                                -----------           ---------
                                                $(1,756,247)          $(434,439)
                                                ===========           =========



There were no significant intercompany transactions between the two companies and no significant conforming accounting adjustments.

9.  SUBSEQUENT EVENTS (UNAUDITED)

In August 1998, the Company acquired Hypermart, Inc. a provider of free Web hosting for businesses, in a transaction accounted for as a pooling of interests. In connection with this acquisition, the Company issued approximately 157,499 shares of Common Stock and incurred approximately $200,000 in merger-related expenses primarily for legal and other professional fees. Because the results of operations and financial position of Hypermart were not material to go2net's consolidated financial statements prior to June 30, 1998, financial information prior to the date of acquisition will not be restated.